EXHIBIT 10.1
                                LETTER OF INTENT


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                        Letter of Intent, April 17, 2000



To:   Jim Martin
Lucerne Valley, CSA 2
P.O. Box 459
Lucerne Valley, CA  92356

         Masada Ltd. Represents Colorado Community Broadcast (hereinafter "CCB") in its purchase of certain television assets. On behalf of CCB we are submitting this proposal (the "Agreement") for the acquiring of the license and equipment of K68CW (the "Station") owned by County Service Area 29 (the "Seller").

         1.       CCB will purchase Station for $40,000.

          2. This offer is contingent on a review and acceptance of the frequency engineering and on site inspection of the equipment installed to date. These reviews will be collected within 30 days of the signing of the Agreement. Within 10 days following the execution of this Agreement, the Seller will provide CCB with all following the execution of this Agreement, the Seller will provide CCB with all available engineering data related to the Station and all other data reasonable required by CCB in order for CCB to perform its due diligence.

          3. Within 10 days of the acceptance and execution of this Agreement, CCB will provide the Seller with proof of financial capability and a $4,000 non-refundable deposit to a mutually acceptable escrow account (the "Escrow Account") which will be applied to CCB's capital contribution at closing.

          4. Upon acceptance of the Agreement, CCB will proceed with the drafting of a definitive purchase Agreement (the "Purchase Agreement") with the intent that it is mutually agreed to and signed within sixty days and closing to occur ten days thereafter providing all approvals have been secured and all conditions of closing have been satisfied, with the exception of FCC approvals. CCB at its expense will apply for a change of location from the FCC.

          5. Upon execution of the Agreement and the approval of the FCC of the change of location, CCB will deposit an additional $10,000 deposit into the Escrow Account which will be applied to HIT's capital contribution.

          6. Upon receipt of the second deposit, the Seller will seek permission of the Federal Communications Commission to transfer the ownership of the Station to CCB. Within thirty days of the said FCC approval, CCB will pay the Seller the balance of $36,000.

          7. For a sixty day period following the acceptance of this Agreement, Seller agrees not to discuss the purchase or sale of the Station with any potential purchaser or solicit, initiate, or consider any submission of any proposals from potential purchasers relating to the purchase thereof, nor will the Seller furnish any known potential purchasers any confidential information with respect to the Stations or their operation or any negotiations for the period during which this Agreement is in effect.

          8. Both Seller and CCB agree to accept an executed fax copy of this Agreement until an original can be executed. The originals will be received no later than 7 days after the execution of the fax copies.


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          9. By  executing  this  Agreement,  each  party  confirms  its  mutual intentions as specified herein, and both parties agree to use their best efforts to satisfy the obligations contained herein. Neither of the parties shall rely on any oral or written representations other than described in this Agreement.

          10. This Agreement shall be deemed accepted by CCB upon Seller's execution and dating of this Agreement where indicated below and actual receipt by HIT's agent of a facsimile of the executed document at the fax number set forth below. Masada Ltd. (720) 528-9760.

          11. This Agreement will be deemed automatically withdrawn at 5:00PM Mountain Time on April 28, 2000.

If this Agreement is acceptable to you please sign and date where indicated below:

/s/ Peter Hiniker                           Date 4/18/2000
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For CCB Peter Hiniker

/s/ James W. Martin                         Date 5/24/2000
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